AMYRIS, INC.
AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
This Amendment No. 2 to the Amended and Restated Investors' Rights Agreement (this “Amendment”) is made and entered into as of December 24, 2012, by and among Amyris, Inc., a Delaware corporation (the “Company”), the Investors and the Common Holders.
RECITALS
WHEREAS, the Company, the Investors and the Common Holders are parties to that certain Amended and Restated Investors' Rights Agreement dated June 21, 2010 (the “Rights Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.
WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 1 to Amended and Restated Investors' Rights Agreement, dated as of February 23, 2012 (“Amendment No. 1”), pursuant to which the Rights Agreement was amended and certain parties were added.
WHEREAS, the Company, the Investors and the Common Holders desire to make certain additional amendments to the Rights Agreement.
WHEREAS, pursuant to Section 3.7 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the (i) Company, and (ii) the holders of a majority of the Registrable Securities currently outstanding (together, the “Requisite Majority”).
WHEREAS, the undersigned parties constitute the Requisite Majority.
NOW, THEREFORE, the parties hereby agree as follows:
1.AMENDMENT OF SECTION 1.1(c) OF THE RIGHTS AGREEMENT. Section 1.1(c) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“The term “Holder” means (i) any Investor having purchased more than 5% of the Preferred Stock sold by the Company, (ii) except with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, the Common Holders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof, (iii) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated February 22, 2012 by and among the Company and the purchasers identified therein (each, a “February Purchaser”), and (iv) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated December 24, 2012 by and among the Company and purchasers identified therein (each, a “December Purchaser”).”
2.AMENDMENT OF SECTION 1.1(f) OF THE RIGHTS AGREEMENT. Section 1.1(f) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company, (ii) other than with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, any Common Stock of the Company held by the Common Holders, (iii) the Common Shares, as defined in that certain Stock Transfer Agreement, dated December 24, 2009, by and among the Company, certain holders of the Company's Preferred Stock and certain holders of the Company's Common Stock, (iv) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated February 22, 2012 by and among the Company and the February Purchasers, (v) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated December 24, 2012 by and among the Company and the December Purchasers, (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities set forth in subsection (i), (ii), (iii), (iv) or (v) hereof, excluding, however, any Registrable Securities which (A) have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, (B) which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned, or (C) held by a Holder (together with its affiliates) if, as reflected on the Company's list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis)”
3.FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, the terms of the Rights Agreement shall remain in full force and effect.

4.GOVERNING LAW. This Amendment shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

5.INTEGRATION. This Amendment and the Rights Agreement and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.COUNTERPARTS; FACSIMILE. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:
AMYRIS, INC.

By: /s/ John Melo
John Melo, Chief Executive Officer

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

By: /s/ Christoph Piel /s/ Jacques Reckinger
Name: Christoph Piel Jacques Reckinger
Title: Director

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

TPG BIOTECHNOLOGY PARTNERS II, L.P.
By: TPG Biotechnology GenPar II, L.P., its general partner
By: TPG Biotechnology GenPar II Advisors, LLC, its general partner

By: /s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

MAXWELL (MAURITIUS) PTE LTD

By: /s/ Fidah Alsagoff
Name: Fidah Alsagoff
Title: Authorised Signatory

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

SUALK CAPITAL LTD

By: /s/ Fernando Reinach
Name: Fernando Reinach
Title: Director

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

KPCB HOLDINGS, INC., AS NOMINEE

By: /s/ Paul M. Vronsky
Name: Paul M. Vronsky
Title: General Counsel

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

FORIS VENTURES, LLC

By: /s/ Barbara S. Hager
Name: Barbara S. Hager
Title: Manager

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTOR:

TOTAL GAS & POWER USA, SAS

By: /s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: President

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

By: /s/ Sheikh Abdullah bin Khalifa Al Thani
Name: Biolding Investment SA -
Sheikh Abdullah bin Khalifa Al Thani
Title: Director

[Signature Page to Amendment No. 2 to Amyris, Inc. Amended and Restated Investors' Rights Agreement]